UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Lingas Ventures, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Lingas Ventures, Inc.
3240 W 71st Ave, Unit 5
Westminster, CO 80030

April _, 2014

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the “Common Stock”) of Lingas Ventures, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date of April 28, 2014 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on April 7, 2014, the Company received a written consent of the Board of Directors of the Company (the “Board”) and of the holders of 145,057,000 shares of Common Stock, representing 50.1% of the issued and outstanding shares of our Common Stock (the “Consents”). The Consents adopted resolutions which authorized the Company to act on a proposal to amend and restate its Articles of Incorporation to (i) change the name of the Company from “Lingas Ventures, Inc.” to “Cannabis Kinetics Corp.”, (ii) to implement a reverse stock split pursuant to which each ten (10) shares of Common Stock issued and outstanding immediately prior to the effectiveness of the amendment shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock and (iii) to increase the authorized share capital of the Company by providing for the adoption of 20,000,000 shares of blank check preferred stock.

The Board believes that the amendment to the Articles of Incorporation (the “Amendment”) is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

This Information Statement is being mailed on or about April __, 2014 to stockholders of record on April 28, 2014 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

/s/ Eric Hagen
Eric Hagen
President and Chief Executive Officer

Lingas Ventures, Inc.
3240 W 71st Ave, Unit 5
Westminster, CO 80030

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Lingas Ventures, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, April 28, 2014 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on April 7, 2014, the Company received a written consent of the Board of Directors of the Company (the “Board”) and of the holders of 145,057,000 shares of Common Stock, representing 50.1% of the issued and outstanding shares of our Common Stock (the “Consents”). The Consents adopted resolutions which authorized the Company to act on a proposal to amend and restate its Articles of Incorporation to (i) change the name of the Company from “Lingas Ventures, Inc.” to “Cannabis Kinetics Corp.”, (ii) to implement a reverse stock split pursuant to which each ten (10) shares of Common Stock issued and outstanding immediately prior to the effectiveness of the amendment shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock and (iii) to increase the authorized share capital of the Company by providing for the adoption of 20,000,000 shares of blank check preferred stock.

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on April 28, 2014 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about April __, 2014 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through their collective ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes (“NRS”) require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 290,057,009 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of stockholders holding at least 145,028,504 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. In accordance with our bylaws, our Board of Directors has fixed the close of business on April 18, 2014 as the record date for determining the stockholders entitled to vote or give written consent.

On April 7, 2014, the Board and the holders of 145,057,000 shares of Common Stock, representing 50.01% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the Consents. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Amendment may not be filed with the Secretary of State of the State of Nevada to change the Company’s name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders. The name change will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about May__, 2014, twenty (20) days after the mailing of this Information Statement.

REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM “LINGAS VENTURES, INC." TO “CANNABIS KINETICS CORP.”

Management believes that its new proposed name, “Cannabis Kinetics Corp.” is more descriptive of its projected business activities. The Board is currently negotiating a license agreement to utilize recipes and know-how to formulate marijuana infused beverage products. Although management cannot predict that such license agreement will be executed between the parties, management is seeking various other opportunities in the recreational and medical marijuana industry.

REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO IMPLEMENT THE REVERSE STOCK SPLIT

On the Effective Date (hereinafter defined), we will implement a one-for-ten (1:10) reverse split of our issued and outstanding shares of Common Stock. The Company currently has authorized Capital Stock of 2,610,000,000 shares of Common Stock, of which 290,057,009 shares are issued and outstanding as of the Record Date. The effect of the reverse-split is that prior to the Effective Date, the old shares will be automatically converted into the new shares, reducing the number of issued and outstanding shares of Common Stock to approximately 29,005,701 shares (the "New Shares"). The par value of the New Shares will remain unchanged at $0.001 per share. Any fractional shares resulting from the Reverse Split will be rounded up. The Reverse Split will become effective on a date that is not earlier than 21 calendar days after the mailing of this Information Statement (the “Effective Date”).

Our Common Stock will be quoted on the OTC Bulletin Board at the post-split price on the Effective Date. The New Shares will be fully paid and non-assessable. The New Shares will have the same voting rights, dividend rights, distribution rights and will be identical in all other respects to the pre-split shares.

The Board believes that the Reverse Split will provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions and provide a more manageable number of Common Stock shares issued and outstanding, allowing the Company’s management to more efficiently manage stockholders’ interests.

An alternative to a Reverse Split is an increase in our authorized number of Common Stock. We chose not to increase our authorized amount of Common Stock because if we authorized additional shares, we felt that we would convey the wrong impression that too many cheap shares of our Common Stock could be issued, thereby decreasing potential stockholder value. For example, if we have fewer shares of our Common Stock issued as proposed in the Reverse Split, our stock price could be higher and attract a different type of investor looking for long-term growth and not a quick run-up in the value of low price stock. However, stockholders should note that the effect of the Reverse Split upon the market price for our Common Stock cannot be accurately predicted and that an increase in our share price is not a certainty. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Split will be maintained for any period of time. Moreover, because some investors may view the Reverse Split negatively, there can be no assurance that the Reverse Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

In evaluating the Reverse Split, the Board took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. The Board, however, made a determination that these negative factors were outweighed by the potential benefits to the Company.

Potential Effects of the Reverse Split

The immediate effect of a Reverse Split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of our Common Stock. However, the effect of any Reverse Split upon the market price of the Company's Common Stock cannot be predicted, and the history of Reverse Splits for companies in similar circumstances is varied. The Company cannot assure you that the trading price of the Company's Common Stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split, or in fact rise at all. Also, as stated above, the Company cannot assure you that a Reverse Split would lead to a sustained increase in the trading price of the Company's Common Stock. The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Stockholders

On the Effective Date, the number of shares of Common Stock held by each stockholder would be reduced by dividing the number of shares held immediately before the Reverse Split by ten (10) and then rounding up to the nearest whole share. The Reverse Split would affect the Company's Common Stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

Any outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these particular securities. The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1 for 10 ratio.

Other Effects on Outstanding Shares

On the Effective Date, the rights of the outstanding shares of Common Stock would remain the same after the Reverse Split.

The Reverse Split may result in stockholders owning "odd-lots" of less than 20 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed Reverse Split would not affect the registration of the Common Stock under the Securities Exchange Act.

On the Effective Date, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 10. The par value of the Common Stock would remain unchanged at $0.001 per share. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number. The Reverse Split would become effective 21 after the delivery of this information Statement to stockholders, or on such subsequent date as is designated by the Board.

Anti-Takeover Effects

The reverse stock split, after being effectuated, will have the effect of decreasing the number of authorized and issued common stock while leaving unchanged the number of authorized shares of common stock. We will continue to have 2,610,000,000 shares of authorized common stock after the reverse split. However, while the total number of authorized shares will not change, after the Effective Date, the number of authorized but unissued shares of common stock effectively will be increased significantly by the reverse split because the 290,057,009 shares outstanding prior to the reverse split, approximately 11% of the 2,610,000,000 authorized shares, will be reduced to approximately 29,005,701 shares, or 0.01% of the 2,610,000,000 authorized common shares. The three members of management hold a majority of the Common Stock. Therefore, after the reverse split of the Common Stock is declared effective, a hostile bidder still could not effect a change in control without their consent.

In the future, if additional authorized common shares are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, the Board does not plan to issue an unspecified number of shares of common stock from the effective increase in the number of our authorized but unissued shares generated by the reverse stock split.

REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE FOR THE ISSUANCE OF BLANK CHECK PREFERRED STOCK.

The current Articles of Incorporation of the Company do not authorize the Company to issue “blank check” preferred stock. The Board and the holders of 50% of the issued and outstanding shares of our Common Stock have determined that having “blank check” preferred stock would facilitate corporate financing and other plans of the Company, which are intended to foster its growth and flexibility. After the effective date of the Amendment, the blank check preferred stock could be issued by the Board without further shareholder approval, in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. That is the reason the preferred stock is referred to as “blank check preferred stock.” The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists. The Board is permitted to issue preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of preferred stock could be issued publicly or privately, in one or more series that could rank senior to our Common Stock with respect to dividends and liquidation rights.

The holders of the 145,057,000 shares who executed the Written Consent are the three members of the managmenet team of the Company - Eric Hagen, President and Chief Executive Officer, Jonathan Hunt, VIce President and Secretary, and Steve Brandt, Vice President and Treasurer. Mr. Hunt is currently a director, and Messrs. Hunt and Brandt will become directors on April 10, 2014. The foregoing three individuals own 145,057,000 shares of common stock of the Company. See "Security Ownership of Certain Beneficial Owners and Management" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 1, 2014, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 290,057,009 shares of common stock outstanding as of April 1, 2014. Unless otherwise indicated, the business address of each stockholder listed below is: c/o Lingas Ventures, Inc., 3240 W 71st Ave, Unit 5 Westminster, Colorado 80030.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eric Hagen	49,019,000	16.9%
Jonathan Hunt	48,019,000	16.56%
Steven Brandt	48,019,000	16.56%
John Ngitew (1)	0	0
All directors and executive officers as a group (3 persons)	145,057,000	50%

(1) As described in the Schedule 14f-1 mailed to the stockholders of the Company on or about March 30, 2014, Mr. Ngitew will no longer be a director as of April 10, 2014.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Lingas Ventures, Inc.
3240 W 71st Ave, Unit 5
Westminster, CO 80030

By Order of the Board,

/s/ Eric Hagen
Eric Hagen
President and Chief Executive Officer

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

LINGAS RESOURCES, INC.

Pursuant to Section 78.403 of the Nevada Revised Statutes (“NRS”), the undersigned, an officer of Lingas Resources, Inc. (the “Corporation”) restating the entire Articles of Incorporation, as in effect as of the date hereof:

ARTICLE I

GENERAL

Section 1.1. Name. The name of the corporation is Cannabis Kinetics Corp. (the “Corporation”).

Section 1.2. Registered Agent. The registered office of the Corporation in the State of Nevada is located at _____________in the ___________. The name of its Registered Agent at the above address is __________.

Section 1.3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised States (the “NRS”).

Section 1.4. Existence and Effectiveness. This Amended and Restated Certificate of Incorporation shall be effective as of the filing date indicated below. The Corporation shall have perpetual existence.

ARTICLE II

CAPITALIZATION

Section 2.1. Authorized Capital Stock. The Corporation is hereby authorized to issue a total of 2,620,000,000 shares of capital stock consisting of (i) 2,610,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”); (ii) and 20,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

Section 2.2. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is authorized, subject to the rights of the holders of any then outstanding shares of Preferred Stock and limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated Preferred Stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof. Without limiting the generality of the grant of authority contained in the preceding sentence, but subject to the rights of the holders of then outstanding Preferred Stock, the Board is authorized to determine any or all of the following, and the shares of each class or series may vary from the shares of any other class or series in any or all of the following aspects:

(i)
The number of shares of such class or series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board providing for the issuance of such class or series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

(ii)
The dividend rights, if any, of such class or series, the dividend preferences, if any, as between such class or series and any other class or series of stock, whether and the extent to which shares of such class or series shall be entitled to participate in dividends with shares of any other class or series of stock, whether and the extent to which dividends on such class or series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

(iii)	The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such class or series may be redeemed, if redeemable;

(iv)
The rights of such class or series, and the preferences, if any, as between such class or series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such class or series shall be entitled to participate in such event with any other class or series of stock;

(v)	The voting powers, if any, in addition to the voting powers prescribed by law, of shares of such class or series, and the terms of exercise of such voting powers;

(vi)
Whether shares of such class or series shall be convertible into or exchangeable for shares of any other class or series of stock, or any other securities, and the terms and conditions, if any, applicable to such rights;

(vii)	The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such class or series;

(viii)
Whether shares of such class or series may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional shares (of such class or series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(ix)
Such other relative participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be determined by the Board and stated in the certificate or said resolution or resolutions providing for the issuance of such class or series of Preferred Stock.

Any of the powers, preferences, rights and qualifications, limitations, restrictions or designations of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of the certificate or the resolution or resolutions adopted by the Board providing for the designation or issuance of such Preferred Stock pursuant to the authority vested in the Board; provided, that the manner in which such facts shall operate upon the powers, preferences, rights and qualifications, limitations, restrictions or designations of such class or series of Preferred Stock is clearly and expressly set forth in the certificate or the resolution or resolutions providing for the issuance of such Preferred Stock.

ARTICLE III

VOTING RIGHTS

Section 3.1. Common Stock. Subject to the voting rights, if any, of the holders of any then outstanding shares of Preferred Stock, the holders of Common Stock shall be entitled to one vote per share.

Section 3.2. Preferred Stock. The holders of the Preferred Stock shall have the voting rights ascribed to them determined by the Corporation’s Board of Directors in connection with their designation of the rights and privileges of the Preferred Stock.

Section 3.3. Election of Directors. Unless, and except to the extent that the bylaws of the Corporation (the “Bylaws”) so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Lost Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock or Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends, if any, shall accrue on the shares of Common Stock or Preferred Stock represented by such new certificate from the date up to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 4.2. Bylaws. The Board may from time to time adopt, amend or repeal the Bylaws, subject to the power of the stockholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board.

Section 4.3. Indemnification. To the fullest extent that the NRS, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of officers directors, no director or officer of the Corporation will be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director or officer other than as a result of gross negligence or willful misconduct. The Corporation may specify additional terms of such indemnification obligations in the Bylaws or through contractual arrangements with indemnified parties. Any repeal or amendment of this Section will not adversely affect any limitation on the personal liability or alleged liability of a director arising from an act or omission of that director occurring prior to the time of such repeal or amendment. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented.

Section 4.4. Certain Transactions. At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

IN WITNESS WHEREOF, the undersigned does make and file these Restated Articles of Incorporation, hereby declaring and certifying that the facts stated herein are true as of this _____, 2014.